UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2024

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value	PMT	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PA	New York Stock Exchange
8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PB	New York Stock Exchange
6.75% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PC	New York Stock Exchange
8.50% Senior Notes Due 2028	PMTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 14, 2024, PennyMac Mortgage Investment Trust (the “Company”), PennyMac Operating Partnership, L.P. and PNMAC Capital Management, LLC entered into separate Equity Distribution Agreements (each, an “Equity Distribution Agreement”) with Barclays Capital Inc., BNP Paribas Securities Corp., BTIG, LLC, Goldman Sachs & Co. LLC, Citizens JMP Securities, LLC, Keefe, Bruyette & Woods, Inc., Piper Sandler & Co. and UBS Securities LLC (each, an “Agent” and collectively, the “Agents”) to sell from time to time, through an “at the market” equity offering program under which the Agents will act as sales agent and/or principal, the Company’s common shares of beneficial interest, par value $0.01 per share, having an aggregate offering price of up to $200,000,000 (the “Shares”).

Subject to the terms and conditions of each Equity Distribution Agreement, the applicable Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to sell the Shares as directed by the Company. The sales, if any, of the Shares made under the Equity Distribution Agreement may be made by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, including sales made directly on the New York Stock Exchange, sales made by means of ordinary brokers’ transactions, or sales made to or through a market maker other than on an exchange or through an electronic communications network. In addition, the Company’s common shares may be offered and sold by such other methods, including block transactions and privately negotiated transactions, as the Company and the Agents may agree.

The Equity Distribution Agreements provide that each Agent will be entitled to compensation that will not exceed, but may be lower than, 2.0% of the gross sales price per share for any Shares sold through it as sales agent under the applicable Equity Distribution Agreement. Under the terms of the Equity Distribution Agreements, the Company may also sell Shares to the Agents as principal at prices agreed upon at the time of sale. The Company has no obligation to sell any of the Shares under the Equity Distribution Agreements, and may at any time suspend solicitation and offers under the Equity Distribution Agreements.

Affiliates of certain of the agents are lenders under certain of the Company’s master repurchase agreements and other credit facilities. To the extent that the Company uses any net proceeds that it receives from the offering from time to time to reduce its indebtedness, these affiliates may receive a portion of such payments.

The Company filed a prospectus supplement, dated June 14, 2024, to the prospectus, dated June 14, 2024 (File No. 333-280211), with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The foregoing description of the Equity Distribution Agreements is qualified in its entirety by reference to the form Equity Distribution Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Form of Equity Distribution Agreement

5.1	Opinion of Venable LLP as to the legality of the Shares

23.1	Consent of Venable LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: June 14, 2024	By:	/s/ Daniel S. Perotti
	Name:	Daniel S. Perotti
	Title:	Senior Managing Director and Chief Financial Officer